EXHIBIT 99.2

For further information contact
Terry Trovato, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces First Quarter 2011
Reporting Date and Conference Call

    Natchez, MS (April 25, 2011)--Callon Petroleum Company (NYSE: CPE) today announced its first quarter 2011 results of operations will be released on Monday afternoon, May 9, 2011.  A conference call discussing the results and current activity is scheduled for 10 a.m. Central Daylight Time Tuesday, May 10, 2011.

    The conference call may be accessed live over the internet through the Events & Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.

    In addition, a telephone recording of the conference call will be available from noon May 10 until noon May 11 Central Daylight Time, and may be accessed by dialing1-800-633-8284 and entering Reservation Number 21521382.

    Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas and the offshore waters of the Gulf of Mexico.

    It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These projections and statements reflect Callon’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

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